Exhibit 10.4

EXECUTION VERSION

SUPPORT AGREEMENT

This SUPPORT AGREEMENT, dated as of May 25, 2016 (this “Agreement”), is made and entered into by and among JBG/Operating Partners, L.P., a Delaware limited partnership (“Jaguar”), and each of the stockholders of New York REIT, Inc., a Maryland corporation (the “Company”) that are listed on Schedule A hereto (each a “Stockholder” and, collectively, the “Stockholders”).

RECITALS

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, New York Recovery Operating Partnership, L.P., a Delaware limited partnership and the operating partnership of the Company (the “Operating Partnership” and together with the Company, the “Giants Parties”), JBG Properties Inc., a Maryland corporation (“Jaguar Properties”), JBG/Operating Partners, L.P. (together with Jaguar Properties, the “Jaguar Management Entities”) and the Jaguar Properties affiliates listed on Schedule A thereto (the “Jaguar Funds” and together with Jaguar Management Entities, the “Jaguar Parties”) are entering into a Master Combination Agreement (the “Master Combination Agreement”), pursuant to which, among other things, the Jaguar Parties will contribute certain real property interests to, and certain Jaguar Parties will merge with and into, the Company, the Operating Partnership and/or their respective subsidiaries;

WHEREAS, in connection with the contributions and mergers described above, the Master Combination Agreement provides for, among other things, the issuance of shares of Giants Common Stock and common units of limited partnership interest (“OP Units”) of the Operating Partnership to the Jaguar Parties or their designees pursuant to the terms and subject to the conditions of the Master Combination Agreement;

WHEREAS, capitalized terms used but not defined herein shall have the meanings set forth in the Master Combination Agreement;

WHEREAS, as of the date hereof, each Stockholder is the record and/or beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of the number of shares of Giants Common Stock set forth across from such Stockholder’s name on Schedule A attached hereto (with respect to each Stockholder, such Stockholder’s “Existing Shares” and, together with any shares of Giants Common Stock acquired after the date hereof, whether upon the exercise of options, the redemption of OP Units, conversion of convertible securities or otherwise, such Stockholder’s “Shares”); and

WHEREAS, as an inducement and a condition to entering into the Master Combination Agreement, Jaguar has required that each Stockholder agrees, and the Stockholders have agreed (solely in their respective capacities as a holder of its Shares), to enter into this Agreement.

NOW, THEREFORE, to implement the foregoing and in consideration of the mutual agreements contained herein, the parties agree as follows:

AGREEMENT

1.                                      Agreement to Vote; Irrevocable Proxy; Etc.

(a)                                 Agreement to Vote. Subject to the terms and conditions hereof, each Stockholder hereby irrevocably and unconditionally agrees that, from and after the date hereof and until the Termination Date (as defined in Section 5 below), at any meeting of the holders of Giants Common Stock, however called, or in connection with any written consent of the holders of Giants Common Stock, such Stockholder shall (x) appear (in person or by proxy) at such meeting or otherwise cause all of such Stockholder’s Shares to be counted as present thereat for purposes of calculating a quorum and respond to any other request by the Company for written consent, if any, and (y) vote (or cause to be voted) such Stockholder’s Shares, to the extent entitled to vote thereon, (i) in favor of (A) approval of the Equity Issuance and the other transactions contemplated by the Master Combination Agreement and (B) any other matter that is determined by the board of directors of the Company as necessary for the consummation of the Equity Issuance and the other transactions contemplated by the Master Combination Agreement and (ii) against the following actions: (A) any Takeover Proposal or (B) any other action involving the Company or any Giants Subsidiary that would reasonably be expected to impede, interfere with, materially delay, materially postpone, or impair the ability of the Company to consummate the Equity Issuance or any other transaction contemplated by the Master Combination Agreement. Subject to the terms and conditions hereof, no Stockholder shall enter into any agreement or understanding with any Person prior to the termination of this Agreement to vote in any manner inconsistent herewith. Subject to the terms and conditions hereof, the obligations of each Stockholder specified in this Section 1(a) shall not be affected by the commencement, public proposal, public disclosure or other communication to the Company of any Takeover Proposal prior to the Termination Date.

(b)                                 Irrevocable Proxy. Each Stockholder hereby revokes any and all previous proxies and powers of attorney granted with respect to such Stockholder’s Shares, and no Stockholder shall grant any subsequent proxy or power of attorney with respect to such Stockholder’s Shares, except as set forth in this Agreement or required by a Letter of Transmittal. Solely in the event of a failure by a Stockholder to (i) be counted as present (in person or by proxy) or (ii) consent or vote such Stockholder’s Shares in accordance with the requirements of Section 1(a), such Stockholder hereby grants, or agrees to cause the applicable record holder to grant, a proxy appointing Jaguar, any designee of Jaguar and each of Jaguar’s officers, with full power of substitution and resubstitution, as such Stockholder’s attorney-in-fact and proxy, for and in such Stockholder’s name, to be counted as present, vote, express consent or dissent with respect to such Stockholder’s Shares for the purposes set forth in Section 1(a). The proxy granted by each Stockholder pursuant to this Section 1(b) is, subject to the last sentence of this Section 1(b), irrevocable and is coupled with an interest, in accordance with Section 2-507(d) of the Maryland General Corporation Law, and is granted in order to secure such Stockholder’s performance under this Agreement and also in consideration of Jaguar entering into this Agreement and the Master Combination Agreement. The proxy granted by each Stockholder shall be automatically revoked upon the valid termination of this Agreement in accordance with Section 5.

(c)                                  Restriction on Transfer. From the date of this Agreement until the Termination Date and except as otherwise contemplated in the Master Combination Agreement, no Stockholder shall (i) sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, or limitation on the voting rights of, any of such Stockholder’s Shares (any such action, a “Transfer”), (ii) deposit any of such Stockholder’s Shares into a voting trust or enter into a separate voting agreement with respect to such Stockholder’s Shares, (iii) take any action that would (1) cause any representation or warranty of such Stockholder contained herein to become untrue or incorrect, in each case, in any material respect, or (2) reasonably be expected to have the effect of preventing such Stockholder from performing his obligations under this Agreement or (iv) commit or agree to take any of the foregoing actions. Any action taken in violation of the foregoing sentence shall be null and void ab initio. Notwithstanding the foregoing, each Stockholder may make Transfers of Shares by will, for estate or tax planning purposes, for charitable purposes or as charitable gifts or donations; provided that, each transferee agrees in writing to be bound by the terms of this Agreement applicable to such Stockholder and to hold such Shares subject to all the terms and provisions of this Agreement to the same extent as such terms and provisions bound such Stockholder; provided, further, however, that nothing herein shall prohibit a Stockholder from redeeming any OP Units or LTIP Units in accordance with a written agreement entered into between the Company and such Stockholder, the OPP Termination Agreement and/or Partnership Agreement, provided that any shares of Giants Common Stock issued upon such redemption shall constitute Shares for all purposes of this Agreement. If any involuntary Transfer of any of the Shares shall occur, the transferee (which term, as used herein, shall include the initial transferee and any and all subsequent transferees of the initial transferee) shall take and hold such Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the Termination Date.

(d)                                 Additional Shares. Each Stockholder hereby agrees, during the term of this Agreement, to promptly notify Jaguar of any new Shares acquired by such Stockholder, if any, after the execution of this Agreement. Any such Shares shall be subject to the terms of this Agreement as though owned by such Stockholder on the date of this Agreement. In the event of a stock split, stock dividend or distribution, or any change in the Giants Common Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, reincorporation, exchange of shares or the like, the terms “Existing Shares” and “Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

(e)                                  Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Jaguar, any of the Persons identified in Section 1(b) or any other Person any direct or indirect ownership or incidence of ownership of or with respect to, or pecuniary interest in, any of the Shares. All rights, ownership and economic benefits of and relating to, and pecuniary interest in, the Shares shall remain vested in and belong to the applicable Stockholder, and none of Jaguar, the Persons identified in Section 1(b) or any other Person shall have any power or authority to direct any Stockholder in the voting or disposition of any of the Shares, except as otherwise expressly provided in this Agreement.

2.                                      Representations and Warranties of the Stockholders. Each Stockholder hereby represents and warrants to Jaguar, as of the date hereof, solely with respect to himself, as follows:

(a)                                 Authorization; Validity of Agreement; Necessary Action. Such Stockholder has full power and authority to execute and deliver this Agreement, to perform his obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Stockholder, and, assuming this Agreement constitutes a valid and binding obligation of Jaguar, constitutes a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar Laws, now or hereafter in effect, affecting creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(b)                                 Shares. Such Stockholder’s Existing Shares are owned beneficially and/or of record by such Stockholder, as set forth on Schedule A attached hereto. Such Stockholder’s Existing Shares constitute all of the shares of Giants Common Stock owned of record or beneficially by such Stockholder, and, except for such Stockholder’s Existing Shares, such Stockholder does not beneficially own or have any right to acquire (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing) any shares of Giants Common Stock or any securities convertible into shares of Giants Common Stock (other than pursuant to any option, stock award or similar compensation plan adopted by the Company). Such Stockholder has the voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth in Section 1 hereof and power to agree to all of the matters set forth in this Agreement with respect to each of such Stockholder’s Existing Shares as set forth on Schedule A, attached hereto, subject to applicable federal securities Laws, the organizational documents of the Company and the terms of this Agreement and the Master Combination Agreement.

(c)                                  No Conflicts. The execution and delivery of this Agreement by such Stockholder do not, and the performance of the terms of this Agreement by such Stockholder will not, (i) require the consent or approval of any other Person pursuant to any agreement, obligation or instrument binding on such Stockholder or his properties or assets, (ii) except as may otherwise be required by federal securities Laws, conflict with or violate any Law applicable to such Stockholder or pursuant to which any of his properties or assets are bound or (iii) violate any other agreement to which such Stockholder is a party, including any voting agreement, stockholders agreement, irrevocable proxy or voting trust. Such Stockholder’s Existing Shares are not, with respect to the voting or transfer thereof, subject to any other agreement, including any voting agreement, stockholders agreement, irrevocable proxy or voting trust.

(d)                                 Spousal Consent. If Stockholder is an individual and the Shares constitute community property or otherwise require spousal approval in order for this Agreement to be a legally valid and binding obligation of Stockholder, this Agreement has been duly executed and delivered by Stockholder’s spouse and, assuming this Agreement constitutes a valid and binding obligation of Jaguar, constitutes a valid and binding obligation of Stockholder’s spouse, enforceable against such spouse in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar Laws, now or hereafter in effect, affecting creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(e)                                  Absence of Litigation. There is no Action pending against, or, to the knowledge of such Stockholder, threatened against or affecting, such Stockholder or any of its Affiliates or any of their respective properties or assets (including the Shares beneficially owned by such Stockholder) at Law or in equity that could reasonably be expected to impair or adversely affect the ability of such Stockholder to perform such Stockholder’s obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(f)                                   Acknowledgment. Such Stockholder understands and acknowledges that Jaguar is entering into the Master Combination Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement.

3.                                      Representations and Warranties of Jaguar. Jaguar hereby represents and warrants to each Stockholder, as of the date hereof, as follows:

(a)                                 Organization. Jaguar is a limited partnership duly organized, validly existing and in good standing under the Laws of the Delaware.

(b)                                 Corporate Authorization; Validity of Agreement; Necessary Action. Jaguar has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Jaguar, and, assuming this Agreement constitutes a valid and binding obligation of the Stockholders, constitutes a valid and binding obligation of Jaguar, enforceable against Jaguar in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar Laws, now or hereafter in effect, affecting creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(c)                                  No Conflicts. The execution and delivery of this Agreement by Jaguar do not, and the performance of the terms of this Agreement by Jaguar will not, (i) require Jaguar to obtain the consent or approval of, or make any filing with or notification to, any Governmental Entity, (ii) require the consent or approval of any other Person pursuant to any agreement, obligation or instrument binding on Jaguar or its properties or assets, (c) except as may otherwise be required by federal securities Laws, conflict with or violate any Law applicable to Jaguar or pursuant to which any of its or any of its Subsidiaries’ properties or assets are bound or (iii) violate any other material agreement to which Jaguar or any of its Subsidiaries is a party.

4.                                      Further Assurances. From time to time, (i) each Stockholder, at the Company’s request and expense and without further consideration, and (ii) the Company, at a Stockholder’s request and expense and without further consideration, shall execute and deliver such additional documents and take all such further lawful action as may be reasonably necessary or desirable to consummate and make effective the transactions contemplated by this Agreement.

5.                                      Termination. This Agreement shall automatically terminate, and no party shall have any rights or obligations hereunder and this Agreement shall become null and void and have no further force or effect with no liability on the part of any party hereto upon the earliest to occur of (a) the Closing, (b) the valid termination of the Master Combination Agreement in accordance with its terms and (c) at the option of any Stockholder, the execution or granting of any amendment, modification, change or waiver with respect to the Master Combination Agreement subsequent to the date of this Agreement without the consent of such Stockholder that (1) results in any material increase or material change in the form of any consideration paid thereunder by Giants, the Operating Partnership or their respective subsidiaries or (2) results in a material change in the property or assets contributed to, or in the businesses being merged into, Giants, the Operating Partnership or their respective subsidiaries not otherwise contemplated by the Master Combination Agreement in effect on the date hereof (any such date shall be referred to herein as the “Termination Date”). Nothing in this Section 5 shall relieve any party of liability for breach of this Agreement prior to the termination of this Agreement pursuant to its terms.

6.                                      Costs and Expenses. All costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such expenses.

7.                                      Amendment and Modification. This Agreement may be amended, modified and supplemented in any and all respects only by written agreement executed and delivered by each of the respective parties. No provision of this Agreement may be waived, discharged or terminated other than by an instrument in writing signed by the party against whom the enforcement of such waiver, discharge or termination is sought, except that this Agreement may be terminated as set forth in Section 5.

8.                                      Notices. All notices, requests, demands, claims and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given (i) when received if delivered personally; (ii) when transmitted if transmitted by e-mail of a pdf attachment; and (iii) the Business Day after it is sent, if sent for next day delivery by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8):

If to Jaguar, to:

JBG/Operating Partners, L.P.

4445 Willard Avenue, Suite 400

Chevy Chase, Maryland 20815

Attention:           W. Matthew Kelly

E-mail: mkelly@jbg.com

with a copy to (which shall not constitute notice):

Hogan Lovells LLP

Columbia Square

555 Thirteenth Street, NW

Washington, DC 20004
Attention: David W. Bonser, Esq.

If to Michael Happel, to:

c/o New York REIT, Inc.
405 Park Avenue
New York, New York
Attention:           Michael Happel
E-mail: mhappel@nyrt.com

with copies to (which shall not constitute notice):

Proskauer Rose LLP

Eleven Times Square

New York, New York 10036

Phone: (212) 969-3000

Fax: (212) 969-2900

Attention:           Steven L. Lichtenfeld, Esq.

If to William M. Kahane, to:

c/o AR Global Investments, LLC
405 Park Avenue
New York, New York 10022

Phone: 212-415-6503

with copies to (which shall not constitute notice):

AR Global Investments, LLC

405 Park Avenue

New York, New York 10022

Phone: (212) 415-6516

Attention:           Jesse Charles Galloway

-and-

Proskauer Rose LLP

Eleven Times Square

New York, New York 10036

Phone: (212) 969-3000

Attention:           Steven L. Lichtenfeld, Esq.

9.                                      Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.”

10.                               Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission or by e-mail of a pdf attachment shall be effective as delivery of a manually executed counterpart of this Agreement.

11.                               Entire Agreement; No Third Party Beneficiaries. This Agreement (together with the Master Combination Agreement and the Confidentiality Agreements) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder. This Agreement is intended to create a contractual relationship among each Stockholder and Jaguar, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among any of the parties hereto. Without limiting the generality of the foregoing, none of the Stockholders or Jaguar, by entering into this Agreement, intends to form a “group” for purposes of Rule 13d-5(b)(1) of the Exchange Act or any other similar provision of applicable Law with each other or any other stockholder of the Company.

12.                               Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be negotiated in good faith by Jaguar and any affected Stockholder in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

13.                               Specific Performance; Remedies Cumulative.

(a)                                 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to seek the remedy of specific performance of the terms hereof, in addition to any other remedy at law or equity.

(b)                                 Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

14.                               Governing Law. This Agreement shall be governed and construed in accordance with the Laws of the State of Maryland without giving effect to the principles of conflicts of law thereof.

15.                               Assignment. Except as set forth in Section 1(c), neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

16.                               Consent to Jurisdiction.

(a)                                 Each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of Maryland and to the jurisdiction of the United States District Court for the State of Maryland, for the purpose of any Action (whether based on contract, tort or otherwise), directly or indirectly, arising out of or relating to this Agreement or the actions of the parties hereto in the negotiation, administration, performance and enforcement thereof, and each of the parties hereto hereby irrevocably agrees that all claims in respect to such Action may be heard and determined exclusively in any Maryland state or federal court.

(b)                                 Each of the parties hereto (i) irrevocably consents to the service of the summons and complaint and any other process in any other Action relating to the transactions contemplated by this Agreement, on behalf of itself or its property, by personal delivery of copies of such process to such party and nothing in this Section 16 shall affect the right of any party to serve legal process in any other manner permitted by Law, (ii) consents to submit itself to the personal jurisdiction of any United States federal court located in the State of Maryland or any Maryland state court in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iv) agrees that it will not bring any Action relating to this Agreement or the transactions contemplated by this Agreement in any court other than any United States federal court located in the State of Maryland or any Maryland state court. Each of the Stockholders and Jaguar agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

17.                               WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE OUT OF OR RELATING TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION DIRECTLY OR INDIRECTLY, ARISING

OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, OR THE ACTIONS OF THE PARTIES HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF. EACH OF THE PARTIES HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 17.

18.                               Negotiated Terms. The provisions of this Agreement are the result of negotiations between the parties. Accordingly, this Agreement shall not be construed in favor of or against any party by reason of the extent to which the party or any of his or its professional advisors participated in its preparation.

19.                               Action in Stockholder Capacity Only. The parties acknowledge and agree that this Agreement is entered into by each Stockholder solely in his capacity as the record and/or beneficial owner of such Stockholder’s Shares and nothing in this Agreement shall restrict or limit in any respect any action taken by such Stockholder in his capacity as a director or officer of the Company or any Giants Subsidiary. The taking of any action (or failure to act) by any Stockholder in his capacity as an officer or director of the Company or any Giants Subsidiary will in no event be deemed to constitute a breach of this Agreement.

20.                               Stockholder Obligations Several and Not Joint. The obligations of each Stockholder hereunder shall be several and not joint and no Stockholder shall be liable for any breach of the terms of this Agreement by the other Stockholder.

21.                               Documentation and Information. Each Stockholder (i) consents to and authorizes the publication and disclosure by Jaguar and the Company of such Stockholder’s identity and holdings of the Shares, and the nature of such Stockholder’s commitments, arrangements and understandings under this Agreement, disclosure document required by Law, rule or regulation in connection with the Equity Issuance or any other transaction contemplated by the Master Combination Agreement (and, with respect to any other press release or similar announcement, authorizes publication and disclosure of such information if the Stockholder has given prior consent to such press release or other announcement) and (ii) agrees as promptly as practicable to give to Jaguar and the Company any information reasonably related to the foregoing as either may reasonably require for the preparation of any such disclosure documents. As promptly as practicable, each Stockholder shall notify Jaguar and the Company of any required corrections with respect to any written information supplied by such Stockholder specifically for use in any such disclosure document, if and to the extent such Stockholder becomes aware that any have become false or misleading in any material respect.

[Signature Pages Follow]

IN WITNESS WHEREOF, Jaguar and each of the Stockholders have caused this Agreement to be signed by their respective officers or other authorized Person thereunto duly authorized as of the date first written above.

STOCKHOLDERS:

/s/ Michael A. Happel
Michael A. Happel

/s/ William M. Kahane
William M. Kahane

Signature page to Support Agreement

JBG/OPERATING PARTNERS, L.P.

By:	/s/ W. Matthew Kelly
Name: W. Matthew Kelly
Title: Executive Vice President and Assistant Secretary

Signature page to Support Agreement

SCHEDULE A

Stockholder	Existing Shares
Michael A. Happel	43,000
William M. Kahane	403,247